EXHIBIT 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of C&D Technologies, Inc., formerly Charter Power
Systems, Inc. (the "Company") on Form S-3 (File No.  -   ) of
our reports, dated March 14, 1997, on our audits of the consolidated financial statements and financial statement schedules of the Company as of January 31, 1997 and 1996, and for the three years in the period ended January 31, 1997, which report is included in the Annual
Report on Form 10-K. We also consent to the reference to our firm under the caption "Incorporation of Certain Information by Reference."



COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 28, 1997